CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Oxford City Football Club, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2014 filed with the Securities and Exchange Commission (the “Report”), I, Thomas Guerriero, Chief Executive Officer of the Company, and I, Philip Clark, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Thomas Guerriero
Name:	Thomas Guerriero
Title:	Principal Executive Officer and Director
Date:	September 30, 2014

By:	/s/ Philip Clark
Name:	Philip Clark
Title:	Principal Financial Officer and Director
Date:	September 30, 2014

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.